Press Release

FOR IMMEDIATE RELEASE:	CONTACT:
Terence R. Montgomery
610-480-8000
terry.montgomery@infrasourceinc.com

Laura Martin
212-889-4350
laura.martin@taylor-rafferty.com
INFRASOURCE SERVICES, INC. REPORTS SECOND QUARTER 2005 RESULTS
Revenues increased $88 million, or 62% to $231.7 million
Recent contract awards of $78 million
Divestiture of two non-core subsidiaries
MEDIA, PA – August 12, 2005 – InfraSource Services, Inc. (NYSE:IFS), one of the largest specialty contractors servicing utility transmission and distribution infrastructure in the United States, today announced its financial results for the second quarter ended June 30, 2005.
Second Quarter Results
Revenues for the second quarter 2005 increased $88.4 million, or 62% to $231.7 million, compared to $143.3 million for the same quarter in 2004. This increase was due to growth in revenues from each of our electric, natural gas, and telecommunication end markets, including organic growth and the acquisitions of EnStructure and Utili-Trax. This growth was achieved despite the completion of the Path 15 project last year, a substantial portion of which was recognized in the second quarter 2004.
Net loss for the second quarter 2005 was $1.4 million, or $0.04 per diluted share, including an after-tax loss of $5.3 million related to the previously announced underground utility construction project, versus a loss of $2.0 million, or $0.06 per diluted share, for the second quarter last year. Excluding the items in the attached table, loss as adjusted was $0.2 million for the second quarter 2005, including the project loss, versus income as adjusted of $3.9 million for the same quarter in 2004. A reconciliation of net loss to income (loss) as adjusted is included in the attached table.
EBITDA from continuing operations for the second quarter 2005 was $8.5 million, including the $8.5 million pre-tax loss on the aforementioned project, compared to $9.0 million for the second quarter 2004. Excluding the items in the attached table, EBITDA from continuing operations as
- More -

adjusted was $8.6 million for the second quarter 2005, including the project loss, versus $15.3 million for the second quarter a year ago. A reconciliation of net loss to EBITDA from continuing operations, as well as to EBITDA from continuing operations as adjusted, is included in the attached table.
The aforementioned project loss has been determined to be attributable mainly to lower than expected productivity, higher than anticipated materials costs and unforeseen project delays. The project began in January 2005 and is expected to be completed in November 2005.
Backlog & New Awards
At the end of the second quarter 2005, total backlog was $844 million, a 3% decrease compared to the end of the second quarter 2004 and 8% less than at the end of the first quarter 2005. The decline in our backlog reflects the seasonal nature of our business, the contribution of Path 15 during the prior period and the timing of recent awards. Approximately $270 to $290 million of this backlog is expected to be performed during the balance of 2005.
Among the contracts awarded to us during second quarter 2005 was a $36 million contract for natural gas distribution work. This contract is included in our backlog at the end of the second quarter 2005.
Recent Events
Since July 1, 2005, the Company was awarded 5 electric transmission line contracts totaling approximately $42 million.
On August 1, 2005, the Company closed on the sale of two non-core subsidiaries, Utility Locate and Mapping Services, Inc. (“ULMS”), an underground locating business, and Electric Services, Inc. (“ESI”), an electrical equipment refurbishment business.
“While we are very disappointed with the second quarter loss on the underground utility construction project, we believe that the problems on this project are not endemic to our overall operations. We believe we have taken the necessary steps to mitigate the loss and to enhance oversight and controls,” said David Helwig, Chief Executive Officer. “We continue to believe that we are well positioned to benefit from increased utility spending on electric transmission infrastructure as evidenced by our second quarter growth in revenue and recent project awards. The level of activity in our end markets, as evidenced by the strength of our bidding activity particularly for electric transmission lines, and the passage of the federal Energy Bill indicate favorable prospects for continued long-term growth. Additionally, the divestitures of ULMS and ESI sharpen our focus on our core businesses.”
Six Months Financial Review
Revenues for the six months ended June 30, 2005 increased $124.0 million, or 43% to $412.3 million, compared to $288.3 million for the same period in 2004. This increase was due to growth in revenues from each of our electric, natural gas, and telecommunication end markets,
- More -

including organic growth and the acquisitions of EnStructure and Utili-Trax. This growth was achieved despite the completion of the Path 15 project last year, a substantial portion of which was recognized in the six months ended June 30, 2004.
Net income for the six months ended June 30, 2005 was $1.3 million, or $0.03 per diluted share, including the after-tax loss of $4.9 million related to the aforementioned project, versus a loss of $1.0 million, or $0.03 per diluted share, for the same period last year. Excluding the items in the attached table, income as adjusted was $1.5 million for the six months ended June 30, 2005, including the project loss, versus income as adjusted of $8.5 million for the same period in 2004. A reconciliation of net income (loss) to income (loss) as adjusted is included in the attached table.
EBITDA from continuing operations for the six months ended June 30, 2005 was $23.3 million, including the $8.5 million pre-tax loss on the aforementioned project, compared to $24.3 million for the six months ended June 30, 2004. Excluding the items in the attached table, EBITDA from continuing operations as adjusted was $19.7 million for the six months ended June 30, 2005, including the project loss, versus $32.3 million for the same period a year ago. A reconciliation of net loss to EBITDA from continuing operations, as well as to EBITDA from continuing operations as adjusted, is included in the attached table.
Conference Call
InfraSource has scheduled a conference call for August 12, 2005 at 9:00AM EDT to discuss the results for the quarter. This conference call will be webcast live on the InfraSource website at www.infrasourceinc.com by clicking on the investors, webcasts & presentations links. A webcast replay will be available immediately following the call at the same location on the website through August 31, 2005. For those investors who prefer to participate in the conference call by phone, please dial (913) 981-5532. An audio replay of the conference call will be available shortly after the call through August 19, 2005 by calling (719) 457-0820 and using passcode 4261228. For more information, please contact Laura Martin at Taylor Rafferty at (212) 889-4350.
About InfraSource
InfraSource Services, Inc. (NYSE: IFS) is one of the largest specialty contractors servicing utility transmission and distribution infrastructure in the United States. InfraSource designs, builds, and maintains transmission and distribution networks for utilities, power producers, and industrial customers. Further information can be found at www.infrasourceinc.com.
- More -

Safe Harbor Statement
Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “will,” “should,” “may,” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. However, these statements are subject to a number of risks and uncertainties affecting our business. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) technological, structural and cyclical changes that could reduce the demand for the services we provide; (2) loss of key customers; (3) the nature of our contracts, particularly our fixed-price contracts; (4) work hindrance due to inclement weather events; (5) the award of new contracts and the timing of the performance of those contracts; (6) project delays or cancellations; (7) the failure to meet schedule or performance requirements of our contracts; (8) the uncertainty of implementation of the recently enacted federal energy legislation; (9) the presence of competitors with greater financial resources and the impact of competitive products, services and pricing; (10) successful integration of the acquisitions into our business; (11) close out of certain of our projects may or may not occur as anticipated or may be unfavorable to us; and (12) other factors detailed from time to time in our reports and filings with the Securities and Exchange Commission. Except as required by law, we do not intend to update forward-looking statements even though our situation may change in the future.
- Tables to Follow -

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2004	June 30, 2005	June 30, 2004	June 30, 2005

Contract revenues	$143,311	$231,670	$288,344	$412,300
Cost of revenues	119,671	212,026	240,308	371,559

Gross Profit	23,640	19,644	48,036	40,741

Selling, general and administrative expenses	15,340	17,846	30,144	34,637
Merger-related costs	—	76	—	152
Provision (recoveries) of uncollectible accounts	(464)	4	(471)	84
Amortization of intangible assets	4,022	1,698	8,569	3,310

Income from operations	4,742	20	9,794	2,558
Interest income	68	28	122	222
Interest expense and amortization of debt discount	(2,840)	(2,246)	(6,192)	(3,703)
Loss on early extinguishment of debt	(5,549)	—	(5,549)	—
Other income (expense), net	17	27	160	3,858

Income (loss) before income taxes	(3,562)	(2,171)	(1,665)	2,935
Income tax expense (benefit)	(1,496)	(808)	(718)	1,234

Income (loss) from continuing operations	(2,066)	(1,363)	(947)	1,701
Discontinued operations:
Income (loss) from discontinued operations (net of income tax provision (benefit) of $28, $(52), $(5), and $(267), respectively)	40	(47)	(8)	(369)

Net income (loss)	$(2,026)	$(1,410)	$(955)	$1,332

Basic income (loss) per share:
Income (loss) from continuing operations	$(0.06)	$(0.04)	$(0.03)	$0.04
Income (loss) from discontinued operations	—	—	—	(0.01)

Net income (loss)	$(0.06)	$(0.04)	$(0.03)	$0.03

Weighted average basic common shares outstanding	34,755	39,056	31,453	39,018

Diluted income (loss) per share:
Income (loss) from continuing operations	$(0.06)	$(0.04)	$(0.03)	$0.04
Income (loss) from discontinued operations	—	—	—	(0.01)

Net income (loss)	$(0.06)	$(0.04)	$(0.03)	$0.03

Weighted average diluted common shares outstanding	34,755	39,056	31,453	39,801

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share amounts)

	December 31,	June 30,
	2004	2005
ASSETS

Current assets:
Cash and cash equivalents	$21,222	$3,996
Restricted Cash	5,000	—
Contract receivables (less allowances for doubtful accounts of $3,305 and $3,298, respectively)	104,840	118,903
Costs and estimated earnings in excess of billings	59,517	99,725
Inventories	9,864	10,193
Deferred income taxes	2,886	4,302
Other current assets	10,803	13,490
Current assets — discontinued operations	8,959	6,441

Total current assets	223,091	257,050

Property and equipment (less accumulated depreciation of $30,636 and $42,866, respectively)	143,532	144,395
Goodwill	134,478	134,725
Intangible assets (less accumulated amortization of $14,950 and $17,359, respectively)	6,795	3,485
Deferred charges and other assets, net	11,766	13,396
Deferred income taxes	1,187	1,667
Noncurrent assets — discontinued operations	1,732	1,876

Total assets	$522,581	$556,594

Current liabilities:
Current portion of long-term debt and capital lease obligations	$900	$884
Note payable — related party	—	1,000
Revolving credit facility borrowings	—	18,000
Other liabilities — related parties	3,803	12,351
Accounts payable	33,342	36,494
Accrued compensation and benefits	17,525	17,888
Other current and accrued liabilities	19,570	28,835
Accrued insurance reserves	26,042	28,201
Billings in excess of costs and estimated earnings	10,728	12,187
Deferred revenues	5,359	5,398
Current liabilities — discontinued operations	6,786	4,777

Total current liabilities	124,055	166,015

Long-term debt, net of current portion	83,878	83,438
Long-term debt — related party	1,000	—
Deferred revenues	16,935	16,156
Other long-term liabilities — related parties	8,493	—
Other long-term liabilities	4,226	4,309
Non-current liabilities — discontinued operations	11	11

Total liabilities	238,598	269,929

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $.001 par value (authorized — 12,000,000 shares; 0 shares issued and outstanding)	—	—
Common stock $.001 par value (authorized — 120,000,000 shares; issued and outstanding — 38,942,728 and 39,120,779, respectively)	39	39
Treasury stock at cost (0 and 29,870, respectively)	—	(137)
Additional paid-in capital	272,954	274,212
Deferred compensation	(329)	(187)
Retained earnings	10,911	12,243
Accumulated other comprehensive income	408	495

Total shareholders’ equity	283,983	286,665

Total liabilities and shareholders’ equity	$522,581	$556,594

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(Unaudited)
(In thousands)
We believe investors’ understanding of our operating performance is enhanced by disclosing income as adjusted, EBITDA from continuing operations, and EBITDA from continuing operations as adjusted. We present these non-GAAP financial measures primarily as supplemental performance measures because we believe they facilitate operating performance comparisons from period to period and company to company as they exclude items that we believe are not representative of our core operations. In addition, we believe that these measures are used by financial analysts as measures of financial performance of us and other companies in our industry. These non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.
We define income as adjusted as GAAP net income, adjusted to exclude certain significant items. For the periods shown in this press release, the significant items include discontinued operations, expenses associated with the September 2003 acquisition of InfraSource Incorporated, income relating to the reversal of a litigation judgment entered against the Company in connection with a proposed 1999 acquisition, amortization of intangibles arising from acquisitions, expenses relating to our initial public offering and loss on early extinguishment of debt. We define EBITDA from continuing operations as net income before discontinued operations, income tax expense, interest expense, interest income, depreciation and amortization for the periods shown. We define EBITDA from continuing operations as adjusted as EBITDA from continuing operations, adjusted for certain significant items. For the periods shown in this press release, the significant items include expenses associated with the acquisition of InfraSource Incorporated, income relating to the reversal of a litigation judgment entered against the Company in connection with a proposed 1999 acquisition, expenses relating to our initial public offering and loss on early extinguishment of debt.
Because these measures facilitate internal comparison of our historical financial position and operating performance on a more consistent basis, we also use these measures for business planning and analysis purposes, in measuring our performance relative to that of our competitors and/or in evaluating acquisition opportunities.

	Three Months Ended	Three Months Ended
	June 30, 2004	June 30, 2005
Net loss (GAAP)	$(2,026)	$(1,410)
Loss (income) on discontinued operations	(40)	47
Merger related expenses	—	48
Amortization of intangible assets relating to purchase accounting	2,332	1,066
IPO related expenses	443	—
Loss on early extinguishment of debt	3,218	—

Income (loss) as adjusted (a non-GAAP financial measure)	$3,927	$(249)

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended	Three Months Ended
	June 30, 2004	June 30, 2005
Net loss (GAAP)	$(2,026)	$(1,410)
Loss (income) on discontinued operations (net of tax)	(40)	47
Income tax benefit	(1,496)	(808)
Interest expense	2,840	2,246
Interest income	(68)	(28)
Depreciation	5,772	6,803
Amortization of intangible assets	4,022	1,698

EBITDA from continuing operations (a non-GAAP financial measure)	9,004	8,548

Merger related expenses	—	76
IPO-related expenses	764	—
Loss on early extinguishment of debt	5,549	—

EBITDA from continuing operations as adjusted (a non-GAAP financial measure)	$15,317	$8,624

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Six Months Ended	Six Months Ended
	June 30, 2004	June 30, 2005
Net income (loss) (GAAP)	$(955)	$1,332
Loss on discontinued operations	8	369
Merger related expenses	—	88
Litigation judgment reversal	—	(2,195)
Amortization of intangible assets relating to purchase accounting	4,874	1,920
IPO related expenses	1,382	—
Loss on early extinguishment of debt	3,156	—

Income as adjusted (a non-GAAP financial measure)	$8,465	$1,514

	Six Months Ended	Six Months Ended
	June 30, 2004	June 30, 2005
Net income (loss) (GAAP)	$(955)	$1,332
Loss on discontinued operations (net of tax)	8	369
Income tax expense (benefit)	(718)	1,234
Interest expense	6,192	3,703
Interest income	(122)	(222)
Depreciation	11,314	13,597
Amortization of intangible assets	8,569	3,310

EBITDA from continuing operations (a non-GAAP financial measure)	24,288	23,323

Merger related expenses	—	152
Litigation judgment reversal	—	(3,785)
IPO-related expenses	2,429	—
Loss on early extinguishment of debt	5,549	—

EBITDA from continuing operations as adjusted (a non-GAAP financial measure)	$32,266	$19,690